Exhibit 99.1

TWIN RIDGE CAPITAL ACQUISITION CORP.
999 Vanderbilt Beach Road, Suite 200
Naples, Florida 34108

EXTRAORDINARY GENERAL MEETING
OF TWIN RIDGE CAPITAL ACQUISITION CORP.

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING
TO BE HELD ON [●], 2023.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [●], 2023, in connection with the extraordinary general meeting (the “General Meeting”) of Twin Ridge Capital Acquisition Corp. (“Twin Ridge”) to be held at [●] [a.m./p.m.] Eastern Time on [●], 2023, at the offices of Kirkland & Ellis LLP located at 601 Lexington Avenue, New York, NY 10022, and via a virtual meeting, and hereby appoints Sanjay K. Morey and William P. Russell, Jr., and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of Twin Ridge registered in the name provided, which the undersigned is entitled to vote at the General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

(Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

Shareholder Proposal 1—The Business Combination Proposal: To consider and vote upon a proposal by ordinary resolution to approve the (i) Business Combination Agreement, dated November 29, 2022 (as it may be amended or supplemented from time to time), by and among Twin Ridge, Carbon Revolution Public Limited Company (formerly known as Poppetell Limited), a public limited company incorporated in Ireland with registered number 607450 (“MergeCo”), Carbon Revolution Limited, an Australian public company with Australian Company Number (ACN) 128 274 653 listed on the Australian Securities Exchange (“Carbon Revolution”), and Poppettell Merger Sub, a Cayman Islands exempted company and wholly-owned subsidiary of MergeCo (“Merger Sub”), and (ii) Scheme Implementation Deed, dated November 30, 2022 (as it may be amended and supplemented from time to time), by and among Twin Ridge, Carbon Revolution and MergeCo, and the consummation of the transactions contemplated thereby be authorized, approved and confirmed in all respects.
FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder Proposal 2—The Merger Proposal: To consider and vote upon a proposal by special resolution to approve the Plan of Merger in the form attached to the accompanying proxy statement/prospectus, pursuant to which Twin Ridge will merge with and into Merger Sub so that Merger Sub will be the surviving company and all the rights and obligations of Twin Ridge will be assumed by Merger Sub by virtue of such merger pursuant to the Cayman Islands Companies Act (As Revised) of the Cayman Islands, and the consummation of the merger and the remaining transactions contemplated thereby, be authorized, approved and confirmed in all respects; and Twin Ridge be authorized to enter into the Plan of Merger.
FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder Proposal 3—The Equity Incentive Plan Proposal: To consider and vote upon a proposal by ordinary resolution to approve, assuming the Business Combination Proposal and the Merger Proposal are approved and adopted, the Carbon Revolution Public Limited Company 2023 Equity Incentive Plan.
FOR ☐	AGAINST ☐	ABSTAIN ☐

Shareholder Proposal 4—The Adjournment Proposal: To consider and vote upon a proposal by ordinary resolution to approve the adjournment of the General Meeting to a later date or dates, if necessary or convenient, (i) to permit further solicitation and vote of proxies for the purpose of obtaining approval of the Business Combination Proposal and the Merger Proposal, (ii) in the absence of a quorum, (iii) to allow reasonable additional time for filing or mailing of any legally required supplement or amendment to the proxy statement/prospectus or (iv) if the holders of Twin Ridge’s Class A Ordinary Shares, par value $0.0001, included in the units issued in Twin Ridge’s initial public offering have elected to redeem such shares such that the ordinary shares of MergeCo, par value $0.0001, would not be approved for listing on a U.S. stock exchange.
FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:               , 2023
(Signature)
(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.